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                                                                       EXHIBIT 4

                             STOCK WARRANT AGREEMENT


           Agreement made as of the 1st day of June, 1999, by and between American Biogenetic Sciences, Inc., a Delaware Corporation (hereinafter called the "Company") and Redington, Inc. (hereinafter called "Redington").

                                   WITNESSETH:

           WHEREAS, the Company has engaged Redington to act as an Investor Relations Consultant to the Company pursuant to an agreement for the term between January 20, 1999 and January 19, 2000 (the "Consultant Agreement"); and

           WHEREAS, Redington has earned this Warrant (the "Warrant") under the Consultant Agreement, but on the terms and conditions set forth herein;

           NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, it is hereby agreed:

           1. GRANT OF WARRANT. The Company hereby grants to Redington the right and option to purchase from the Company, upon and subject to the terms and conditions hereinafter set forth, all or any part of an aggregate of up to 300,000 shares of the Company's Class A Common Stock, $0.001 par value per share (hereinafter called the "Common Stock" and the shares thereof so purchased or purchasable, as the case may be, being hereinafter called the "Shares") at an exercise price of $1.00 per share, notwithstanding the foregoing, this Warrant may be exercised as to 50,000 share amounts only if the Closing "Ask" price (the "Closing Ask") of the Company's Common Stock during the period ending June 30, 2000, remains at each such Closing Ask set forth below for a period of ten consecutive trading days.

      COLUMN 1                               COLUMN 2
      --------                               --------

                                       Then the maximum number of
                                       Shares exercisable under this
     Closing Ask                       Warrant at each Vested Price

      $1.00                                   50,000(Vested on Execution)
      $1.50                                   50,000
      $2.00                                   50,000
      $2.50                                   50,000
      $3.00                                   50,000
      $3.50                                   50,000

           2. TERM OF WARRANT. The term of this Warrant is for five years and shall have commenced effective January 20, 1999, and shall expire at 5:00 p.m., New York time, on January 19, 2004 ("Expiration Date").

           3. METHOD OF WARRANT EXERCISE. Subject to the terms and conditions of this Agreement, the



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Warrant conferred hereby may be exercised by Redington at any time during its term, to the extent exercisable at that time, by giving written notice to the Company at 1375 Akron Street, Copiague, New York 11726, Attention: Josef C. Schoell, Vice President Finance. Such notice shall state the election to exercise this Warrant and the number of shares in respect of which it is being exercised, shall be signed on behalf of Redington by a duly authorized signature thereof and shall be accompanied by (a) payment of the exercise price therefor by cash or certified check, payable to the order of the Company, (b) any required federal income tax or other required withholding amount, which shall be paid in cash or by certified check and (c) such other documents (including a confirmation of the representation and agreement referred to in Section 4 as of the time of exercise of this Warrant) as the Company may reasonably require.

           This Warrant may not be exercised in an amount less than 5,000 Shares, nor may it be exercised as to a fraction of a Share.

           This Warrant shall be considered exercised on the date such notice, together with all required payments and other documents, is deemed given under
Section 8(d). The Company shall deliver or cause to be delivered to Redington a certificate or certificates representing the Shares for which this Warrant is presently exercised, registered in the name of Redington, as soon as practicable after this warrant shall have been properly exercised. Shares to be issued on the exercise of this Warrant at the election of the Company, may be either authorized but unissued Common Stock or Common Stock previously issued and reacquired by the Company. Redington shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any of the Shares issuable upon the exercise of the warrant hereby granted unless and until certificates representing such Shares shall have been issued and delivered.

           4. INVESTMENT COVENANT. Redington represents and warrants that the Shares issued upon such exercise are being acquired for investment by Redington and for its own account and without a view to the resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). Redington agrees that it will not sell, transfer, pledge, hypothecate or otherwise dispose of any of such Shares except pursuant to (i) an effective Registration Statement under the Act covering such disposition, or (ii) an opinion of counsel to the Company, in response to a request therefor, to the effect that such registration is not required as a condition of such disposition. Redington acknowledges that such Shares are not presently registered under the Act and that, except for the Registration Rights being afforded the Company is under no obligation to so register or qualify this Warrant or any of the Shares underlying this Warrant under, or do any act which may be requisite to Redington securing an exemption from the registration or qualification requirements of, the Act or any state security law in connection with the exercise of this warrant or any disposition of the Shares. Accordingly, any Shares acquired hereunder must be held indefinitely unless they are registered under the Act or the disposition thereof is exempt from the registration requirements of the Act; any sale of the Shares or any part thereof made in reliance on Rule 144 of the Securities and Exchange Commission under the Act can be made only after compliance with any requisite holding period and in amounts in accordance with the terms and conditions of that Rule. Redington agrees that the certificates representing the Shares to be received by Redington upon exercise of this option my have "stop transfer instructions" placed against the transfer thereof based upon the foregoing, and may bear the following (or a similar) legend:

           "The Shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) an effective registration statement for such shares under said Act or
           (ii) an opinion of Company counsel that such registration is not required."

           If the Company's Board of Directors shall determine, in its discretion, that the listing or qualification

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of the Shares subject to this Warrant on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to, or in connection with, the exercise of this Warrant or the issue of shares hereunder, the Company shall use its best efforts to obtain such listing, qualification, consent or approval, but this Warrant may not be exercised in whole or in part unless and until such listing, qualification, consent or approval shall have been effected or obtained free of any conditions that are not reasonably acceptable to the Company's Board of Directors.

           5. REGISTRATION RIGHTS.

           (a) If requested to do so, but only on one occasion, by Redington of an aggregate of a majority of the shares of Common Stock (i) theretofore issued upon the exercise of this Warrant (or a portion hereof) and (ii) represented by the portion of this Warrant which has not theretofore been exercised, the Company shall (subject to all of the provisions of this Section) use its best efforts to promptly file with the Securities and Exchange Commission, a registration statement under the Act on Form S-3 or the comparable short registration form (but the Company shall not be obligated to file a registration statement under this clause (a) of Section 5 on any other form) covering the shares of Common Stock of the Company issued prior to the time of the filing of such registration statement (and those shares which Redington agrees to purchase by exercising this Warrant (or applicable portion) no later than contemporaneously with the effectiveness of such registration statement) which are so specifically designated in such written request as being proposed to be sold by Redington and requested to be included in such registration statement. Those whose Shares of Common Stock are to be included in any registration statement filed under this clause (a) of this Section 5 are hereinafter referred to as the "Selling Stockholders".

           (b) The Company shall not be obligated to register this Warrant or any portion hereof.

           (c) The Company shall use its best efforts to keep any registration statement filed pursuant to this Section 5 effective for a period of nine months following its initial effective date or such earlier date as all of the Selling Stockholder's shares of Common Stock covered by such registration statement have been sold.

           (d) Notwithstanding anything to the contrary set forth herein, the Company shall not be required to include in any such registration statement any Shares of Common Stock owned by any proposed Selling Stockholder if (i) in the opinion of the Company's counsel, the shares proposed to be included in the registration statement may properly be disposed of under Rule 144 under the Act or otherwise without registration under the Act, (ii) the offering to which the registration statement relates is an underwritten offering which would include Shares to be offered by the Company and/or other of the Company's security holders and the underwriter or representative of the underwriters objects to the inclusion of such Shares in such registration statement or (iii) to the extent the Company is otherwise contractually prohibited from, or restrictive in, including such Shares in such registration statement.

           (e) In the event of an underwritten offering of any equity securities of the Company (and whether or not any Shares of Common Stock issued or issuable upon the exercise of this Warrant are included in such offering), this Warrant may not be exercised during such period (up to 180 days following the consummation of such offering) that the Company in the related underwriting or purchase agreement agrees not to issue any Shares of its Common Stock; PROVIDED, HOWEVER, that in such event, the Expiration Date of this Warrant shall be extended by the number of days during which this Warrant may not be exercised.

           (f) In connection with any such registration statement which includes Shares of Common Stock issued upon exercise of this Warrant, the Company agrees to take all reasonable steps to comply with such



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state securities laws as may be reasonably requested by Selling Stockholders
(except that the Company shall in no event be required to qualify as a foreign corporation or give a general consent to the service of process nor subject itself to taxation in such jurisdiction) and to furnish to Selling Stockholders such number of prospectuses or other documents incident to such offering as the Selling Stockholders may from time to time reasonably request.

           (g) The Company's obligations under this Section 5 shall be conditioned upon the Selling Stockholder (i) furnishing to the Company all such information and material as may be reasonably requested by the Company or its counsel for inclusion in any such registration statement, (ii) doing all such things and executing all such additional instruments as may be reasonably necessary or desirable in the opinion of the Company or its counsel in connection with such registration statement or public offering and (iii) complying in all respects with the Act and all applicable rules and regulations thereunder and with the securities laws of the states in which any such public offering is made.

           (h) All costs and expenses in connection with any registration statement filed pursuant to this Section 5 with respect to a Selling Stockholder's Shares including, without limitation, Federal and State registration and filing fees, printing expenses and the fees and disbursements of the Company's counsel and of the Company's independent accountants, shall be borne by the Company, except that such Selling Stockholder shall be responsible for all (i) underwriting discounts and commissions and all stock transfer taxes applicable to the Selling Stockholder's Shares and (ii) fees and expenses of any counsel or accountants representing such Selling Stockholder.

           (i) In connection with any registration statement which pursuant to this Section 5 includes Shares of Common Stock of Selling Stockholders, the Company will indemnify each Selling Stockholder, its partners, officers and directors and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Act and hold all such indemnified persons harmless against and in respect of any losses, claims, damages or liabilities, joint or several, to which the indemnified persons may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement (or any amendment thereto or supplement to any Prospectus contained therein) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, except to the extent that any such untrue statement or omission or alleged untrue statement or omission is based upon information furnished to the Company by any of the Selling Stockholders or any of their representatives for use in such registration statement; and the Company agrees to reimburse the Selling Stockholders and such other persons entitled to indemnification under this paragraph for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

           In connection with any registration statement which pursuant to this
Section 5 includes Shares of Common Stock of Selling Stockholders, each Selling Stockholder will indemnify the Company and each other Selling Stockholder and each other person who participates in the offering and each of their respective partners, officers, directors and persons, if any, who control such indemnified persons within the meaning of Section 15 of the Act and hold all such indemnified persons harmless against and in respect of any losses, claims, damages or liabilities, joint or several, to which such indemnified persons may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement (or any amendment thereto or supplement to any Prospectus contained therein) or arise out of or are based upon the omission or alleged omission to state therein a material fact required



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to be stated therein or necessary to make the statements made therein not misleading, but only to the extent that any such untrue statement or omission or alleged untrue statement or omission is based upon information furnished to the Company by such Selling Stockholder or any of its or his representatives, and such Selling Stockholder agrees to reimburse the Company, such other Selling Stockholders and such other persons entitled to indemnification under this paragraph for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

           Promptly after receipt by a party entitled to indemnity pursuant hereto (an "indemnified party") of notice of a claim or the commencement of any action, such indemnified party will, if a claim with respect thereto is to be made against another pursuant to this Section 5 (an "indemnifying party"), notify the indemnifying party of the claim or commencement of such action, but failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have on account of this indemnity agreement except to the extent such indemnifying party is materially, adversely and permanently prejudiced thereby. The indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, assume the defense thereof, with counsel reasonably satisfactory to the indemnified parties, and from and after notice to such indemnified parties of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall thenceforth not be liable to such indemnified party for any legal and related expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that nothing herein shall be deemed to preclude any indemnified party from participating in any such defense at its own cost and expense.

           No indemnifying or indemnified party will consent to the entry of a judgment or enter into a settlement of any claims which might give rise to liability of an indemnified party (or another indemnifying party) without the prior written consent of such other parties, which consent shall not be unreasonably withheld.

           If it is determined that, as a matter of public policy, the indemnification provided for in this clause (i) is unavailable to an indemnified party as contemplated, then, to the extent not determined to be prohibited by public policy, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

           Notwithstanding anything to the contrary contained in this clause
(i), if pursuant to an underwritten public offering of a Selling Stockholder's shares of Common Stock, the Company and any underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions relating to indemnification, such provisions (in lieu of the foregoing provisions) shall be deemed to govern indemnification among the Company, the Selling Stockholders and such underwriters.

           6. EFFECT OF CHANGE OF OUTSTANDING SHARES.

           (a) In the event that, prior to the full exercise of this Warrant, the outstanding shares of Common Stock of the Company are changed by reason of a stock dividend, stock split-up, combination, recapitalization or the like, an appropriate adjustment shall be made by the Board of Directors of the Company (whose determination shall be final and binding on the parties) in the aggregate number and kind of shares and Warrant exercise price per share of Common Stock then remaining subject to this warrant (but without regard to fractions).



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           (b) In the event of: (i) the liquidation of dissolution of the
Company or (ii) a merger or consolidation in which the Company is not the surviving corporation, this Warrant shall terminate unless other provision is, in the sole discretion of the Board of Directors of the Company, made therefor in the transaction.

           7. LIMITED TRANSFERABILITY.

           (a) This Warrant is not transferable or assignable by Redington to any third party (the "Holder") except it may be transferred in compliance with Subsection (b) and with respect to not less than 50,000 Shares, this Warrant may be transferred and assigned: (i) to Redington, Inc., any successor firm or corporation of Redington, Inc., (ii) to any of the officers or employees of Redington, Inc. or of any such successor firm or (iii) in the case of an individual pursuant to such individual's last will and testament only upon the books of the Company which it shall cause to be maintained for the purpose. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a warrant or his or its duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered Holder of Warrants. All Warrants will be dated the same date as this Warrant.

           (b) By acceptance hereof, the Holder represents and warrants that this Warrant is being acquired, and all Shares to be purchased upon the exercise of this Warrant will be acquired, by the Holder solely for the account of such Holder and not with a view to the fractionalization and distribution thereof and will not be sold or transferred except in accordance with the applicable provisions of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and the Holder agrees that neither this Warrant nor any of the Shares may be sold or transferred except under cover of a Registration Statement under the Act which is effective and current with respect to such Shares or pursuant to an opinion, in form and substance reasonably acceptable to the Company, that registration under the Act is not required in connection with such sale or transfer. Any Shares issued upon exercise of this Warrant shall bear the legend contained in Section 4.

           8. MISCELLANEOUS.

           (a) This Agreement is made under and shall be governed by the laws of the Sate of New York in all respects, including matters of construction, validity and performance, except insofar as the laws of the State of Delaware specifically and mandatorily apply.

           (b) If any provision of this Agreement is held to be illegal, invalid or unenforceable under applicable law, such provisions shall be fully severable, with this Agreement to be construed and enforced as if such illegal, invalid or unenforceable provision had never constituted a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal inlaid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, inlaid or unenforceable provision as may be possible and be legal, valid and enforceable.

           (c) This Agreement and the Consultant Agreement constitute the entire agreement between the parities with respect to the subject matter hereof. This Agreement may not be modified or amended, nor may any term or provision hereof be waived or discharged, except in writing, signed by the party against whom such modification, amendment, waiver or discharge is sought to be enforced. A waiver in one



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instance shall not be effective unless it is in writing and shall not be deemed a continuing waiver.

           (d) All notices or other communications required, desired or permitted to be given under this Agreement shall be in writing and shall be (i) if sent to the Company, addressed to the Company at 1375 Akron Street, Copiague, New York 11726 and (ii) if sent to Redington, addressed to Redington, Inc., at 49 Richmondville, Westport, CT 06880 or (iii) in either case to any different address as a party may notify the other. Any such notice or other communication shall be deemed "given" when delivered personally, one business day after sent by Federal Express (or similar overnight delivery service) or Express Mail, or five days after sent by registered or certified mail, postage prepaid.

           (e) The captions of the various sections are inserted only for reference and for convenience of the parties, and in no way define, limit or describe the scope of this Agreement, nor the intent of any of the provisions hereof.

           IN WITNESS WHEREOF, the parities have executed this Agreement the day and year first written above.


                                     AMERICAN BIOGENETIC SCIENCES, INC.


                                     By:______________________________
                                        John S. North
                                        President



                                     REDINGTON, INC.


                                     By:______________________________
                                        Thomas Redington
                                        President


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                                   ASSIGNMENT

           FOR VALUE RECEIVED, _______________ hereby sells, assigns and transfers onto __________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint __________________, attorney, to transfer said Warrant on the books of AMERICAN BIOGENETIC SCIENCES, INC.


Dated:__________________           Signature: __________________

                                   Address: __________________



                               PARTIAL ASSIGNMENT

           FOR VALUE RECEIVED, __________________ hereby assigns and transfers unto __________________ the right to purchase __________________ shares of the
Common Stock of American Biogenetic Sciences, Inc. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint __________________, attorney, to transfer that part of said Warrant on the books of American Biogenetic Sciences, Inc.


Dated:__________________           Signature:__________________

                                   Address:__________________



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                                SUBSCRIPTION FORM

                     [To be signed only if Holder desires to
                    exercise all or a portion of the Warrant]

To:        AMERICAN BIOGENETIC SCIENCES, INC.

           The undersigned, the registered Holder of the within Warrant, hereby irrevocably elects to exercise the purchase rights represented by the Warrant to purchase thereunder with respect to:

           ___________ shares of Class A Common Stock covered by the within Warrant and herewith makes payment of $____________ therefor, and requests that the certificates for such shares be issued in the name of __________________ whose address is __________________ and whose social security or employer identification number is __________________ and if such shares shall not be all of the shares purchasable under the Warrant, that a new Warrant of like tenor for the balance of the number of shares purchasable thereunder be delivered to the undersigned.

Dated:


                                 ____________________________________________
                                 (Signature must conform in all respects to name of the registered Holder as specified on the face of the Warrant.)